1


               Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                  Date of Report March 6, 1998
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                     1-9874              94-2213782
(State of other             (Commission File       (IRS Employer
 jurisdiction of             Number)             Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,      Omaha, NE           68131
        (Address of principal executive offices)          Zip Code




Registrant's Telephone Number, including area code:(402) 341-4500


                              N/A
 (Former name or former address, if changed since last report)

Item 5.   Other Events.

     (a) Cautionary Statements. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), CalEnergy Company, Inc. (the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements of the Company made by or on behalf of the Company, whether oral or written. The Company wishes to ensure that any forward-looking statements are accompanied by meaningful cautionary statements in order to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, among others, that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements of the Company made by or on behalf of the Company.

     The Company cautions that the following important factors, among others (including but not limited to factors mentioned from time to time in the Company's reports filed with the Securities and Exchange Commission), could affect the Company's actual results and could cause the Company's actual consolidated results to differ materially from those expressed or implied by any forward-looking statements of the Company made by or on behalf of the Company. The factors included here are not exhaustive. Forward looking statements, by their nature, are speculative and are based on then current expectations involving a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Company to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements.
Further, any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed or
implied by   any forward-looking statements.  Therefore, forward-
looking statements should not be relied upon as a prediction of actual future results.

     1. Acquisitions. The Company's recent growth has been achieved, in part, through strategic acquisitions in the energy industry which complement and diversify the Company's existing business. The Company intends to continue to pursue an aggressive acquisition strategy for the foreseeable future. The Company's ability to pursue acquisition opportunities successfully will depend on many factors, including, among others, the Company's ability to (i) identify suitable acquisition opportunities, (ii) consummate the acquisition, including obtaining any necessary financing, and (iii) successfully integrate acquired businesses. The acquisition and integration of acquired businesses entails numerous risks, including, among others, the risk of diverting management's attention from the day-to-day operations of the Company, the risk that the acquired businesses will require substantial capital and financial investments and the risk that the investments will fail to perform in accordance with expectations. There can be no assurance that future acquisition opportunities, if any, can be consummated on favorable terms or that the Company's integration efforts will be successful.

     2. Development Uncertainty. The Company is actively seeking to develop, construct, own and operate new energy projects (including, without limitation, generation, distribution, exploration/production, storage and supply projects, and related services), both domestically and internationally, the completion of any of which is subject to substantial risk. Development can require the Company to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other expenses in preparation for competitive bids which the Company may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation on terms satisfactory to the Company of engineering, construction, fuel supply and power sales or other contracts with other project participants, receipt of adequate security for the obligations of project participants, receipt of required governmental permits and consents and timely implementation of construction. Further, there can be no assurance that the Company, which is substantially leveraged, will obtain access to the substantial debt and equity capital required to continue to develop and construct energy projects or to refinance projects. The future growth of the Company is dependent, in large part, upon the demand for significant amounts of additional energy (including the generation, distribution, exploration/production, storage and supply thereof) and related services and its ability to obtain contracts or favorable markets to service portions of this demand . There can be no assurance that development efforts on any particular project, or the Company's development efforts generally, will be successful.

     3. Uncertainties Related to Doing Business Outside the United States. The Company has various projects under construction outside the United States, a number of projects under award outside the United States and a number of operating projects doing business outside of the United States. The financing, development and operation of projects conducting business outside the United States entail significant political and financial risks (including, without limitation, uncertainties associated with privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, changes in law or regulation, changes in government policy, political instability, civil unrest, contract abrogation and expropriation) and other risk/structuring issues that have the potential to cause substantial delays in respect of, or material impairment of, the value of the project being developed, constructed or operated, which the Company may not be capable of fully insuring against. The uncertainty of the legal environment in certain foreign countries in which the Company is developing and may develop or acquire projects could make it more difficult for the Company to enforce its rights under agreements relating to such projects. In addition, the laws and regulations of certain countries may limit the ability of the Company to hold a majority interest in some of the projects that it may develop or acquire. The Company's international projects may, in certain cases, be delayed, suspended or terminated by the applicable foreign governments or may be subject to risks of contract abrogation or other uncertainties resulting from changes in government policy or personnel or changes in general economic conditions affecting the country. (In this regard, the Company notes that it recorded a one-time charge of $87 million for the fourth quarter of 1997 representing an asset valuation impairment under Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets" relating to the Company's assets in Indonesia. The charge was taken as a result of uncertainties regarding possible contract abrogations by the Government of Indonesia relating to the Company's Dieng, Patuha and Bali projects.) Furthermore, the central bank of certain countries may have the authority in certain circumstances to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although the Company may structure certain power purchase agreements and other project revenue agreements to provide for payments to be made in, or indexed to, United States dollars or a currency freely convertible into United States dollars, there can be no assurance that the Company will be able to achieve this structure in all cases or that a power purchaser or other customer will be able to obtain sufficient dollars or other hard currency or that available dollars will be allocated to pay such obligations. In addition, the Company's investment in certain international projects, including without limitation, Northern Electric plc ("Northern"), where payments are to be made in the foreign currency and any dividends or distributions of earnings in respect of such investment may be significantly affected by fluctuations in the exchange rate between the United States dollar and the British pound or other applicable foreign currency. Although the Company may enter into certain transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that such transactions will be successful in reducing such risks.

     4. Leverage. The Company is substantially leveraged, which presents the risk that the Company might not generate sufficient cash to service the Company's indebtedness or that its leveraged capital structure could limit its ability to finance future acquisitions, develop additional projects, compete effectively and operate successfully under adverse economic conditions.

     5. Holding Company Structure. The Company is a holding company which derives substantially all of its operating income from its subsidiaries and joint ventures. The Company expects that its future development efforts will be similarly structured to involve operating subsidiaries and joint ventures. The Company is dependent on the earnings and cash flows of, and dividends from, its subsidiaries and joint ventures to generate the funds necessary to meet its obligations. The availability of distributions from such entities is subject to the satisfaction of various covenants and conditions contained in the applicable subsidiaries' and joint ventures' financing documents and to certain utility regulatory restrictions. Furthermore, the Company is structuring other project financing arrangements containing, and anticipates that future project level financing will contain, certain conditions and similar restrictions on the distribution of cash to the Company. Any right of the Company to receive any assets of any of its subsidiaries or other affiliates upon any liquidation or reorganization of the Company will be effectively subordinated to the claims of any such subsidiary's or other affiliates' creditors (including trade creditors and holders of debt issued by such subsidiary or other affiliate).

     6. Northern's Regulatory Environment. Northern's electricity distribution and supply businesses are subject to extensive regulation in the United Kingdom.

          Pricing Regulation of Distribution. Revenue from Northern's distribution business is controlled by a formula (the "Distribution Price Control Formula") which determines the maximum average price per unit of electricity (expressed in kilowatt ("kW") hours, a "unit") that a regional electricity company (a "REC") in the United Kingdom may charge. The Distribution Price Control Formula is expected to have a five year duration and is subject to review by the Director General of Electricity Supply (the "Regulator")at the end of each five-year period and at other times in the discretion of the Regulator. At each review, the Regulator can propose adjustments to the Distribution Price Control Formula. In July 1994, a review resulted in a 17% reduction in allowed distribution income compared to the original formula, before allowing for inflation, effective April 1, 1995. In July 1995, a further review of distribution prices was concluded by the Regulator for fiscal years 1997 to 2000. As a result of this further review, Northern's allowed distribution from income was reduced by a further 11%, before allowing for inflation, effective April 1, 1996. There can be no assurance that any future price reviews by the Regulator will not have a material adverse effect on the Company's results of operations.

          Competition in Supply. Northern's supply business is also subject to price control and is being progressively opened to competition. Northern currently has an exclusive right, subject to price cap regulation, to supply electricity to customers in its authorized area with a maximum demand of not more than 100 kW ("Franchise Supply Customers"). The market for customers with a maximum demand above 1 MW has been open to competition for suppliers of electricity since privatization while the market for customers with a maximum demand above 100 kW ("Non-Franchise Supply Customers") became competitive in April 1994. The final stage of this process is expected to occur in the fall of 1998, when the exclusive right to supply electricity to Franchise Supply Customers is scheduled to end. There can be no assurance that competition among suppliers of electricity will not have a material adverse effect on the Company's results of operations. The domestic gas market is also being opened to competition in phases and there can be no assurance that competition among suppliers of gas will not have a material adverse effect on the Company's results of operations.

          Pool Purchase Price Volatility. Northern's supply business to Non-Franchise Supply Customers generally involves entering into fixed price contracts to supply electricity to its customers. Northern obtains the electricity to satisfy its obligations under such contracts primarily by purchases from the wholesale trading market for electricity in England and Wales (the "Pool"). Because the price of electricity purchased from the Pool can be volatile, to the extent that Northern purchases electricity from the Pool, Northern is exposed to risk arising from differences between the fixed price at which it sells and the fluctuating prices at which it purchases electricity, unless it can effectively hedge such exposure. Northern's ability to manage such risk at acceptable levels will depend, in part, on the specifics of the supply contracts that Northern enters into, Northern's ability to implement and manage an appropriate hedging strategy and the development of an adequate market for hedging instruments. There can be no assurance that this risk will be effectively mitigated.

          Changes in Government Policy. In the general election held in the United Kingdom on May 1, 1997, the Labour Party won a majority of seats in the United Kingdom Parliament. On July 31, 1997, the United Kingdom passed the so called "windfall tax" assessed on privatized utilities which resulted in a third quarter extraordinary item of $135.85 million. There can be no assurance that other possible changes in tax or utility regulation by the United Kingdom government, by whichever party it is controlled, would not cause a material adverse effect on the Company's results of operations.

     7. Exploration, Development and Operation Uncertainties of Geothermal Resources. Geothermal exploration, development and operations are subject to uncertainties similar to those typically associated with oil and gas exploration and development, including dry holes and uncontrolled releases. Because of the geological complexities of geothermal reservoirs, the geographic area and sustainable output of geothermal reservoirs can only be estimated and cannot be definitively established. There is, accordingly, a risk of an unexpected decline in the capacity of geothermal wells and a risk of geothermal reservoirs not being sufficient for sustained generation of the electrical power capacity desired. In addition, geothermal power production poses unusual risks of seismic activity. Accordingly, there can be no assurance that earthquake, property damage or business interruption insurance will be adequate to cover all potential losses sustained in the event of serious seismic disturbances or that such insurance will be available on commercially reasonable terms. The success of a geothermal project depends on the quality of the geothermal resource and operational factors relating to the extraction of the geothermal fluids involved in such project. The quality of a geothermal resource is affected by a number of factors, including the size of the reservoir, the temperature and pressure of the geothermal fluids in such reservoir, the depth and capacity of the production and injection wells, and amount of dissolved solids and noncondensible gases contained in such geothermal fluids, and the permeability of the subsurface rock formations containing such geothermal resource, including the presence, extent and location of fractures in such rocks. The quality of a geothermal resource may decline as a result of a number of factors, including the intrusion of lower-temperature fluid into the producing zone. An incorrect estimate by the Company of the quality of geothermal resource, or a decline in such quality, could have a material adverse effect on the Company's results of operations. In addition, both the cost of operations and the operating performance of geothermal power plants may be adversely affected by a variety of resource operating factors. Production and injection wells can require frequent maintenance or replacement. Corrosion caused by high-temperature and high-salinity geothermal fluids may compel the replacement or repair of certain equipment, vessels or pipelines. New production and injection wells may be required for the maintenance of operating levels, thereby requiring substantial capital expenditures.

     8. Exploration, Development and Production of Gas Resources. The exploration development and production of gas resources involve resource based and geologic risks similar to those for geothermal resources described above, including dry holes, uncontrolled releases and uncertainties relating to resource production, required capital and operating expenditures, and resource quality, quantity, extractability, sustainability and extent of reserves.

     9. General Operating Uncertainties. The operation of a power plant involves many risks, including the breakdown or failure of power generation equipment, pipelines, transmission lines or other equipment or processes, fuel interruption, and performance below expected levels of output or efficiency. Each facility may depend on a single or limited number of entities to purchase electricity or thermal energy, to supply water, to supply gas, to transport gas, to dispose of wastes or to wheel electricity. The failure of any such purchasing utility, steam host, water or gas supplier, gas transporter, wheeling utility or other relevant project participant to fulfill its contractual obligations could have a material adverse impact on the Company.

     10. Fuel Supply Operations. The primary fuel source for certain of the Company's projects is natural gas and a substantial portion of the operating expenses of such facilities consists of the costs of obtaining natural gas through gas supply agreements and transporting that gas to the projects under gas transportation agreements. Although the Company believes that it has contracted for natural gas supply and transportation in sufficient quantities to satisfy the needs of its projects, the gas suppliers are not required in all cases to provide dedicated reserves in support of their contractual obligations. Unless the gas projects were able to obtain substitute volumes of natural gas, including the requisite transportation services, for such volumes at a price not materially higher than the sum of the contract price under the existing gas supply agreements and any damages paid by the supplier for failure to deliver, the sustained failure of a supplier to deliver natural gas in accordance with its contract could have a material adverse effect on the cash flows to the Company. In addition, under certain gas supply contracts the Company is obligated to pay for a certain minimum quantity of natural gas even if it cannot utilize it.
The Company intends to manage its requirements for contract volumes under the gas supply agreements so as to meet the minimum take requirements through a combination of utilization of nominated volumes in operations and resales of the remainder of the volumes to third-party customers, if necessary. Finally, the state, federal and foreign regulatory authorities that have jurisdiction over natural gas transportation have the right to modify aspects of the rates, terms and conditions of those contracts. It is possible that such a modification could materially increase the fuel transportation costs of the projects or give the transporter a right to terminate or suspend or decrease its performance under its contract.

     11. Present Dependence on Large Customer; Contract Risks. The Company currently relies on long-term power purchase "Standard Offer No. 4" contracts between subsidiaries (each, an "SO4 Agreement") and a large customer, Southern California Edison Company ("Edison"), to generate a substantial portion of its operating revenues. Any material failure by Edison to fulfill its contractual obligations under such contracts is likely to have a material adverse effect on the Company's results of operations. Each of the Company's subsidiaries' SO4 Agreements provides for both capacity payments and energy payments for a term of between 20 and 30 years. During the first ten years after achieving firm operation, energy payments under each SO4 Agreement are based on a pre-set schedule. Thereafter, while the basis for the capacity payment remains the same, the required energy payment is Edison's then-current published avoided cost of energy ("Avoided Cost of Energy"), as determined by the California Public Utility Commission ("CPUC"). Estimates of Edison's future Avoided Cost of Energy vary substantially in any given year. The Company cannot predict the likely level of Avoided Cost of Energy prices under its subsidiaries' SO4 Agreements with Edison at the expiration of the fixed-price periods. Edison's Avoided Cost of Energy as determined by the CPUC is currently substantially below the current scheduled energy prices under the Company's respective SO4 Agreements and is currently expected to remain so. Thus, the revenues generated by each of the Company's subsidiaries' facilities operating under SO4 Agreements are likely to decline significantly after the expiration of the applicable fixed price period. Moreover, the Company's subsidiaries have a number of ongoing contract disputes with Edison involving litigation of the SO4 Agreements, which create additional litigation uncertainties regarding such contracts.

     12. Competition and Domestic Deregulation; Industry Restructuring. The international power production market is characterized by numerous strong and capable competitors, many of which have more extensive and more diversified developmental or operating experience (including international experience) and greater financial resources than the Company. Many of these competitors also compete in the domestic market. Further, in recent years, the domestic power production industry has been characterized by strong and increasing competition with respect to the industry's efforts to obtain new power sales agreements, which has contributed to a reduction in prices offered to utilities. In that regard, many utilities often engage in "competitive bid" solicitations to satisfy new capacity demands. In the domestic market, competition is expected to increase as the electric utility industry becomes deregulated. In addition, recent deregulation and industry restructuring activity may cause certain utilities or other contract parties to attempt to renegotiate contracts or otherwise fail to perform their contractual obligations, which in turn could adversely affect the Company's results of operations. In particular, the state of California has adopted a bill to restructure the electric industry by providing for a phased-in competitive power generation industry, with a power pool and an independent system operator, and for direct access to generation for all power purchasers outside the power exchange under certain circumstances. Although the bill contemplates that existing qualifying facility power sales contracts will be honored, and all the Company's California projects are qualifying facilities, until the new system is fully implemented, it is impossible to predict what impact, if any, it may have on the operations of those projects.

     13. Impact of Environmental, Energy and Other Regulations. The Company is subject to a number of environmental and other laws and regulations affecting many aspects of its present and future operations, including the disposal of various forms of waste, the construction or permitting of new facilities and the drilling and operation of new and existing wells. Such laws and regulations generally require the Company to obtain and comply with a wide variety of licenses, permits and other approvals.
The Company also remains subject to a number of complex and stringent laws and regulations that both public officials and private individuals may seek to enforce. There can be no assurance that existing regulations will not be revised or that new regulations will not be adopted or become applicable to the Company which could have an adverse impact on its operations.
The implementation of regulatory changes imposing more comprehensive or stringent requirements on the Company, which would result in increased compliance costs, could have a material adverse effect on the Company's results of operations. In addition, regulatory compliance for the construction of new facilities is a costly and time-consuming process, and intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of project value if projects cannot function as planned due to changing regulatory requirements or local opposition.

     The Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), and the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), are two of the laws (including the regulations thereunder) that affect the Company's operations. PURPA provides to qualifying facilities ("QFs") certain exemptions from federal and state laws and regulations, including organizational, rate and financial regulation. PUHCA regulates public utility holding companies and their subsidiaries. The Company is not and will not be subject to regulation as a holding company under PUHCA as long as the domestic power plants it owns are QFs under PURPA or are exempted as exempt wholesale generators ("EWGs"), and so long as its foreign utility operations are exempted as EWGs or foreign utility companies or are otherwise exempted under PUHCA. QF status is conditioned on meeting certain criteria, and would be jeopardized, for example, in the case of the Company's cogeneration facilities by the loss of a steam customer or reduction of steam purchases below the amount required by PURPA. The Company's four cogeneration facilities have steam sales agreements with existing industrial hosts which agreements must be maintained in effect or replaced in order to maintain QF status. In the event the Company were unable to avoid the loss of such status for one of its facilities, such an event could result in termination of a given project's power sales agreement and a default under the project subsidiary's project financing agreements.

     Currently, Congress is considering proposed legislation that would amend PURPA by eliminating the requirement that utilities purchase electricity from qualifying facilities at prices based on Avoided Cost of Energy. The Company does not know whether such legislation will be passed or what form it may take. The Company believes that if any such legislation is passed, it would apply to new projects only and thus, although potentially impacting the Company's ability to develop new domestic projects, it would not affect the Company's existing qualifying facilities. There can be no assurance, however, that any legislation passed would not adversely impact the Company's existing domestic projects.

     In addition, many states are implementing or considering regulatory initiatives designed to increase competition in the domestic power generation industry and increase access to electric utilities' transmission and distribution systems for independent power producers and electricity consumers. On September 1, 1997, the California legislature adopted an industry restructuring bill that would provide for a phased-in competitive power generation industry with a power pool and independent system operator and also would permit direct access to generation for all power purchasers outside the power exchange under certain circumstances. Under the bill, consistent with the requirements of PURPA, existing qualifying facilities power sales agreements would be honored. The Company cannot predict the final form or timing of the proposed industry restructuring or the results of its operations.

     The structure of such federal and state energy regulations have in the past, and may in the future, be the subject of various challenges and restructuring proposals by utilities and other industry participants. The implementation of regulatory changes in response to such changes or restructuring proposals, or otherwise imposing more comprehensive or stringent requirements on the Company, which would result in increased compliance costs, could have a material adverse effect on the Company's results of operations.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CALENERGY COMPANY, INC.

Dated:  March 6, 1998    By:  /s/  Douglas L. Anderson
                              Douglas L. Anderson
                              Assistant Secretary and
                              Assistant General Counsel